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                                                                   EXHIBIT 4.4




                           HORIZON HEALTH CORPORATION
                   EMPLOYEES SAVINGS AND PROFIT SHARING PLAN,
                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1996


                              ___________________

                                AMENDMENT THREE
                              ___________________


                                    Recitals

A. Horizon Health Corporation (the "Corporation"), a corporation duly organized and existing under the laws of the State of Delaware, amended and completely restated the Horizon Health Employees Savings and Profit Sharing Plan (the "Plan"), effective July 1, 1996, pursuant to the terms and conditions of the Texas Commerce Bank National Association Defined Contribution Master Plan and Trust Agreement (basic plan document #03) (the "Master Plan and Trust") and the Adoption Agreement #011 Nonstandardized Code Section 401(k) Profit Sharing Plan (the "Adoption Agreement") which was executed by James W. McAtee on behalf of the Corporation on July 16, 1996; and

B. The name of the Plan was subsequently changed to Horizon Health Corporation Employees Savings and Profit Sharing Plan (as amended, the "Plan"); and

C. Subsequent to the restatement of the Plan which was effective July 1, 1996, the Corporation has further amended the Plan by the adoption of Amendments One and Two thereof; and

D. The Corporation desires to further amend the Plan for the purpose of enabling participants in the Plan to invest amounts in their accounts in shares of the Corporation's common stock.

E. Pursuant to Section 13.02 of the Master Plan and Trust, the Corporation has the right and power to amend the Restated Plan as permitted pursuant to said Section 13.02.

                                   Amendments

         The Corporation hereby further amends the Plan as set forth below, effective as of the date specified below:

         1. The Adoption Agreement is amended to add thereto new Addendum 6.02(e) in the form attached hereto.

         2. The Adoption Agreement is amended by deleting existing Addendum 10.03[B] thereto and substituting in lieu thereof Addendum 10.03[B] to the Adoption Agreement in the form attached hereto.




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         The amendments made herein shall be effective on the 1st day of
October, 1997.

         Except as hereinabove amended, the provisions of the Plan, as previously amended by Amendments One and Two, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment Three to the Plan to be executed on this 1st day of October, 1997.

                             HORIZON HEALTH CORPORATION




                             By:     /s/ James W. McAtee
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                                     Its: Executive Vice President
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